Exhibit 99.2


               Certification of Periodic Financial Report
                   Pursuant to 18 U.S.C. Section 1350


For purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Fred T. Grant, Jr., the Chief Financial Officer of Ryan's Family Steak Houses, Inc. (the "Company"), hereby certifies that, to his knowledge:

(i) the Annual Report on Form 10-K of the Company for the year ended January 1, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 31, 2003


/s/  Fred T. Grant, Jr.
Fred T. Grant, Jr.
Senior Vice President - Finance, Treasurer
and Assistant Secretary


A signed original of this written statement required by Section 906 has been provided to Ryan's Family Steak Houses, Inc. and will be retained by Ryan's Family Steak Houses, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.